Sub-License Agreement

      This Sub-license Agreement (the "Sub-license Agreement"), dated as of April 13, 2020 is made by and among First Trust Capital Strength Portfolio and First Trust International Developed Capital Strength Portfolio (collectively, the "Sub-Licensee"), Nasdaq, Inc. ("Index Provider"), and First Trust Portfolios L.P. ("First Trust").

                             W I T N E S S E T H :

      WHEREAS, pursuant to the Amended and Restated License Agreement dated January 31, 2020, as amended from time to time, entered by and between Index Provider and First Trust (the "License Agreement"), Index Provider has granted First Trust a license to use certain indexes, copyright, trademark and proprietary rights and trade secrets of Index Provider (as further described in the License Agreement, the "Index Provider Enhanced Indexes and the Index Provider Marks") in connection with the issuance, sale, marketing and/or promotion of certain financial products (as further defined in the License Agreement, the "Products");

            WHEREAS, Sub-Licensee wishes to issue, sell, market and/or promote the Products and to use and refer to the Index Provider Enhanced Indexes and Index Provider Marks in connection therewith; and

            WHEREAS, all capitalized terms used herein shall have the meanings assigned to them in the License Agreement unless otherwise defined herein.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

            1. License. First Trust hereby grants to Sub-licensee a non-exclusive and non-transferable sublicense to use the Index Provider Enhanced Indexes and the Index Provider Marks in connection with the issuance, distribution, marketing and/or promotion of the Products.

            2. The Sub-licensee acknowledges that it has received and read a copy of the License Agreement (excluding the Exhibit setting forth the license fees) and agrees to be bound by all the provisions thereof, including, without limitation, those provisions imposing any obligations on the First Trust (including, without limitation, the exclusive listing obligation in Section 1(e) and the indemnification obligations in Section 11 insofar as such obligations arise out of or relate to the Products to be sold, issued, marketed and/or promoted by the Sub-licensee).

            3. Sub-licensee agrees that its obligations under the License Agreement pursuant to Section 2 of this Sublicense Agreement are as principal, and may be enforced by the Index Provider, and shall be unaffected by any defense or claim that First Trust may have against Index Provider.

            4. This Sublicense Agreement shall be construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions. The provisions of Section 14(e) of the License Agreement with respect to the venue for any action shall be applicable to any action relating to or arising out of this Sublicense Agreement to which the Index Provider is, or should be, a party.

            IN WITNESS WHEREOF, the parties hereto have executed this Sublicense Agreement as of the date first set forth above.

                                          FIRST TRUST CAPITAL STRENGTH PORTFOLIO
                                          FIRST TRUST INTERNATIONAL DEVELOPED
                                          CAPITAL STRENGTH PORTFOLIO

                                          /s/ James Dykas
                                          __________________________________
                                          By: James Dykas
                                          Title: President and CEO


                                          FIRST TRUST PORTFOLIOS L.P.

                                          /s/ James Dykas
                                          __________________________________
                                          By: James Dykas
                                          Title: CFO



                                          NASDAQ, INC.


                                          __________________________________
                                          By:_______________________________
                                          Title:______________________________